UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): 09/30/2016

CDI Corp.
(Exact name of registrant as specified in its charter)

Commission file number: 001-05519

Pennsylvania (State of incorporation)	23-2394430 (I.R.S. Employer Identification Number)

1735 Market Street, Suite 200 Philadelphia, PA 19103 (Address of principal executive offices, including zip code)

(215) 569-2200 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.    Costs Associated with Exit or Disposal Activities.

On September 30, 2016, CDI Corp. (the “Company”, “we” or “our”) adopted a restructuring plan (the “Plan”) to further align our organizational structure, facilities and resource utilization with our current business volumes and strategic direction.  A significant part of the Plan involves re-aligning the capacity and organization of our Energy Chemicals & Infrastructure business.

In connection with the Plan, the Company will record a restructuring charge of approximately $3.1 million to $3.4 million in the third quarter of 2016, of which approximately $1.9 million is related to facility consolidations and approximately $1.0 million relates to employee severance.  Most of the actions contemplated by the Plan already have been taken.  However, most of the cash expenditures under the Plan have yet to be made.  Approximately $2.6 million to $2.7 million of the restructuring charge will result in future cash expenditures.  We expect the actions under the Plan to be substantially completed by the end of 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI CORP.
(Registrant)

By: /s/ Brian D. Short
Brian D. Short
Executive Vice President,
Chief Administrative Officer
and General Counsel

Date: October 6, 2016